As filed with the Securities and Exchange Commission on August 1, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AETERNA ZENTARIS INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

315 Sigma Drive
Summerville, South Carolina 29486
(843) 900-3223

(Address and telephone number of Registrant’s principal executive offices)

Michael V. Ward

President and Chief Executive Officer

Aeterna Zentaris, Inc.,

315 Sigma Drive
Summerville, South Carolina 29486
(843) 900-3211

(Name, address, and telephone number of agent for service)

Copies to:

Michael V. Ward Aeterna Zentaris Inc. 315 Sigma Drive Summerville, South Carolina 29486 (843) 900-3211	Brian Pukier, Esq. Jeff Hershenfield, Esq. Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario Canada, M5L 1B9 (416) 869-5205	Kathryn A. Erickson, Esq. David P. Hooper, Esq. Barnes & Thornburg LLP One North Wacker Drive, Suite 4400 Chicago, Illinois 60606 United States (312) 357-1313

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company                   ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†  The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)(4)(5)	Amount of Registration Fee(3)(4)
Common Shares
Share Purchase Rights (2)
Preferred Shares
Warrants(6)
Units(7)
Total	US$ 45,000,000		US$ 45,000,000	US$0

(1)                                  There are being registered under this Registration Statement such indeterminate number of (i) Common Shares (no par value), (2) Preferred Shares (no par value), (3) Warrants to purchase Common Shares, and/or (4) Units comprised of one or more of the securities listed above in any combination as shall have an aggregate initial offering price not to exceed $45,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this Registration Statement.

(2)                                  All Common Shares of the registrant carry rights to purchase additional Common Shares pursuant to the Shareholder Rights Plan Agreement between the registrant and Computershare Trust Company of Canada. Such purchase rights are attached to and trade with the Common Shares. The value, if any, attributable to the purchase rights is reflected in the value of the Common Shares.

(3)                                  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional securities that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(4)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $45,000,000 of unsold securities previously registered on the registrant’s Registration Statement on Form F-3 filed on March 21, 2017 and declared effective on April 27, 2017 (File No. 333-216853) (the “Prior Registration Statement”). The Prior Registration Statement registered Common Shares and Share Purchase Rights for a proposed maximum aggregate offering price of $50,000,000, of which $46,238,561 of such securities remain unsold. In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $2,086.04 in respect of such unsold securities included on this Registration Statement. In accordance with Rule 415(a)(6), $45,000,000 of such unsold securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement and accordingly there is no filing fee under this Registration Statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $2,086.04 registration fee previously paid by the registrant relating to the unsold securities included on this Registration Statement will continue to be applied to such unsold securities.  To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any unsold securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of any new securities to be registered on this Registration Statement.  Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(5)                                  Includes consideration received by the Registrant, if applicable, for registered securities that are issuable upon the exercise, conversion, or exchange of other registered securities.

(6)                                  Warrants may be sold separately or together with Common Shares or Preferred Shares of the Registrant.

(7)                                  Each Unit will be issued under a unit agreement or similar instrument and will represent an interest in two or more securities, which may or may not be separable from one another.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 1, 2019

PROSPECTUS

US$45,000,000

Common Shares

Common Share Purchase Rights

Preferred Shares

Warrants

Units

Aeterna Zentaris Inc. (“Aeterna Zentaris”, “we”, “us” or the “Company”) may from time to time during the period that this prospectus (the “Prospectus”), including any amendments hereto, remains valid, offer, sell, and issue under this Prospectus, together or separately, in one or more offerings, any combination of the securities listed above  (the  “Securities”).  The maximum aggregate initial public offering price of the Securities offered through this Prospectus is US$45,000,000.

This Prospectus describes the general terms that may apply to the Securities offered.  The specific terms of any offering of Securities will be set out in the applicable supplement to this Prospectus (each, a “Prospectus Supplement”), including, where applicable, the type and number of Securities offered, the manner of determination of the public offering price, the currency in which the Securities will be issued and any other specific terms applicable thereto.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in the Securities involves a high degree of risk.  Before making any decision to invest in our Securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 2 of this Prospectus, as well as those risk factors contained or incorporated by reference into this Prospectus and in the applicable Prospectus Supplements.

Our common shares (“Common Shares”) are listed on both the NASDAQ Capital Market (“NASDAQ”) and on the Toronto Stock Exchange (“TSX”) under the symbol “AEZS”. On July 30, 2019, the last reported sales price of our Common Shares on NASDAQ was $2.51 per share and on TSX was C$3.31 per share.  None of the other Securities that we may offer through this Prospectus are currently traded on any securities exchange.

We may offer and sell the Securities on a continuous or delayed basis, through agents, dealers, or underwriters, or directly to purchasers in the U.S. without the involvement of agents, underwriters or dealers. We may also sell the securities directly to institutional investors or others in the U.S. who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The applicable Prospectus Supplement will set out the names of any agents, dealers, or underwriters, or any such direct institutional investors in or purchasers of our Securities involved in the sale or re-sale of our Securities and the plan of distribution for such Securities, including the manner of determination of the public offering price and the compensation of any such agents and/or such other amounts payable to any direct institutional investors in and purchasers of our Securities. Net proceeds from the sale of securities will be set forth in the applicable Prospectus Supplement. See “Plan of Distribution”. The Securities offered by this Prospectus have not been qualified in Canada and may not be offered or sold in Canada except pursuant to a Canadian prospectus or prospectus exemption.

The aggregate market value of our Common Shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is $42,072,103 which was calculated based on 16,629,290 of our Common Shares outstanding and held by non-affiliates as of the date of this Prospectus and a price of $2.53 per share, the closing price of our Common Shares on NASDAQ on July 22, 2019. We have not sold any Securities of the types listed above pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes the date of this Prospectus.

The date of this Prospectus is                            , 2019

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the Securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $45,000,000.

This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering.  The applicable Prospectus Supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this Prospectus or in the documents that we have incorporated by reference.  This Prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  If there is any inconsistency between the information in this Prospectus and the applicable Prospectus Supplement, you should rely on the information in the Prospectus Supplement. Before investing in our Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with the additional information described under the heading “Where You Can Find More Information.”

The financial statements included in or incorporated by reference into this Prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) and the SEC independence standards, and thus may not be comparable to financial statements of United States (“U.S.”) companies.

You should rely only on the information provided or incorporated by reference in this Prospectus, any free writing prospectus and any Prospectus Supplement, if applicable. We have not authorized anyone to provide you with different information. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Securities.

Unless otherwise stated, currency amounts in this Prospectus are stated in United States dollars, or “$” or “US$”.

In this Prospectus and in any Prospectus Supplement, unless otherwise indicated, references to “we”, “us”, “our”, “Aeterna Zentaris” or the “Company” are to Aeterna Zentaris Inc., a Canadian corporation, and its consolidated subsidiaries, unless it is clear that such terms refer only to Aeterna Zentaris Inc. excluding its subsidiaries.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This Prospectus, the accompanying Prospectus Supplement and the documents incorporated herein by reference contain forward-looking statements made pursuant to the safe-harbor provision of the U.S. Securities Litigation Reform Act of 1995, which reflect our current expectations regarding future events. Forward-looking statements may include, but are not limited to statements preceded by, followed by, or that include the words “will,” “expects,” “believes,” “intends,” “would,” “could,” “may,” “anticipates,” and similar terms that relate to future events, performance, or our results. Forward-looking statements involve known risks and uncertainties, including those discussed in the Annual Report on Form 20-F, under the caption “Key Information - Risk Factors” filed with the relevant Canadian securities regulatory authorities in lieu of an annual information form and with the SEC. Known and unknown risks and uncertainties could cause our actual results to differ materially from those in forward-looking statements. Such risks include but are not limited to:

•                                          our now heavy dependence on the success of Macrilen™ (macimorelin) and related out-licensing arrangements and the continued availability of funds and resources to successfully launch the product;

•                                          the ability of Aeterna Zentaris to enter into out-licensing, development, manufacturing and marketing and distribution agreements with other pharmaceutical companies and keep such agreements in effect;

•                                          reliance on third parties for the manufacturing and commercialization of our product candidates;

•                                          potential disputes with third parties, leading to delays in or termination of the manufacturing, development, out-licensing or commercialization of our product candidates, or resulting in significant litigation or arbitration, and, more generally, uncertainties related to the regulatory process;

•                                          the ability of the Company to efficiently commercialize or out-license Macrilen™ (macimorelin);

•                                          the degree of market acceptance of Macrilen™ (macimorelin);

•                                          our ability to obtain necessary approvals from the relevant regulatory authorities to enable us to use the desired brand names for our products;

•                                         the effect on the Company’s operations, cash flow and financial position because of the impact of the securities class action litigation;

•                                         any evaluation of potential strategic alternatives to maximize potential future growth and stakeholder value may not result in any such alternative being pursued, and even if pursued, may not result in the anticipated benefits;

•                                          our ability to take advantage of business opportunities in the pharmaceutical industry;

•                                          our ability to protect our intellectual property;

•                                          the potential of liability arising from shareholder lawsuits and general changes in economic conditions.

More detailed information about these and other factors is included under “Risk Factors” in this Prospectus, the accompanying Prospectus Supplement and in other documents incorporated herein by reference. Investors should consult the Company’s quarterly and annual filings with the Canadian and U.S. securities commissions for additional information on risks and uncertainties. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance on such forward-looking statements. The Company disavows and is under no obligation to update or alter such forward-looking statements whether as a result of new information, future results, events, developments or otherwise, unless required to do so by a governmental authority or applicable law.

RISK FACTORS

Investing in our Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the applicable Prospectus Supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent Annual Report on Form 20-F and subsequent consolidated financial statements and corresponding management’s discussion and analysis filed with the Canadian securities regulatory authorities and our Reports on Form 6-K furnished to the SEC including our unaudited interim consolidated financial statements and corresponding management’s discussion and analysis. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any Prospectus Supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

OUR BUSINESS

Overview. We are a specialty biopharmaceutical company engaged in commercializing novel pharmaceutical therapies, principally through out-licensing arrangements.  We are a party to a license and assignment agreement with Novo Nordisk A/S (“Novo”) to carry out development, manufacturing, registration, regulatory and supply chain for the commercialization of Macrilen™ (macimorelin), which is to be used in the diagnosis of patients with adult growth hormone deficiency (“AGHD”), in the United States and Canada (the “License and Assignment Agreement”).  In addition, we are actively pursuing business development opportunities for macimorelin in the rest of the world and to monetize the value of our non-strategic assets.

Our Strategy. Our primary business strategy is to finalize the development, manufacturing, registration and commercialization of Macrilen™ (macimorelin) through the License and Assignment Agreement in the United States and Canada. We continue to explore various alternatives to monetize our rights to Macrilen™ (macimorelin) in other countries around the globe, including whether to find other license partners in these jurisdictions. Our vision is to become a growth-oriented specialty biopharmaceutical company.

Drug Development.

Macrilen™ (macimorelin)

Macrilen™ (macimorelin) is a novel orally available peptidomimetic ghrelin receptor agonist that stimulates the secretion of growth hormone by binding to the ghrelin receptor (GHSR-1a) and that has potential uses in both endocrinology and oncology indications. Macrilen™ (macimorelin) was granted orphan-drug designation by the U.S. Food and Drug Administration (the “FDA”) for use in evaluating growth hormone deficiency (“GHD”).

Competitors for Macrilen™ (macimorelin) as a product for the evaluation of AGHD are principally the diagnostic tests currently performed by endocrinologists, although none of these tests are approved by the FDA for this purpose. The most commonly used diagnostic tests for GHD are:

•                                          Measurement of blood levels of Insulin Growth Factor (“IGF”)-1, which is typically used as the first test when GHD is suspected. However, this test is not used to definitively diagnose GHD because many growth hormone deficient patients show normal IGF-1 levels.

•                                          The Insulin Tolerance Test (“ITT”), which has historically been considered the gold standard for the evaluation of AGHD because of its high sensitivity and specificity. However, the ITT is inconvenient to both patients and physicians, administered intravenously (IV), and contra-indicated in certain patients, such as patients with coronary heart disease or seizure disorder, because it requires the patient to experience hypoglycemia to obtain an accurate result. Some physicians will not induce full hypoglycemia, intentionally compromising accuracy to increase safety and comfort for the patient. Furthermore, administration of the ITT includes additional costs associated with the patient being closely monitored by a physician for the two- to four-hour duration of the test and the test must be administered in a setting where emergency equipment is available and where the patient may be quickly hospitalized. The ITT is not used for patients with co-morbidities, such as cardiovascular disease, seizure disorder or a history of brain cancer or for patients who are elderly and frail, due to safety concerns.

•                                          The Glucagon Stimulation Test (“GST”) is considered relatively safe by endocrinologists. The mechanism of action for this test is unclear. Also, this test takes up to three to four hours. It produces side effects in up to one-third of the patients with the most common being nausea during and after the test. This test is administered intramuscularly (IM).

•                                          The GHRH + ARG test (growth hormone releasing hormone-arginine stimulation) which is an easier test to perform in an office setting and has a good safety profile but is considered to be costly to administer compared to the ITT and the GST. GHRH + ARG is approved in the EU and has been proposed to be the best alternative to ITT, but GHRH is no longer available in the United States. This test is administered intravenously (IV).

Oral administration of Macrilen™ (macimorelin) offers convenience and simplicity over the current GHD tests used, all of which require either intravenous or intramuscular administration. Additionally, Macrilen™ (macimorelin) may demonstrate a more favorable safety profile than existing diagnostic tests, some of which may be inappropriate for certain patient populations, e.g. diabetes mellitus or coronary heart disease, and have demonstrated a variety of side effects, which Macrilen™ (macimorelin) has not thus far. These factors may be limiting the use of GHD testing and may potentially enable Macrilen™ (macimorelin) to become the product of choice in evaluating

AGHD. We believe that Macrilen™ (macimorelin) is likely to displace the ITT as the preferred means by endocrinologists of evaluating AGHD for the following reasons:

•                                          it is safer and more convenient than the ITT because it does not require the patient to become hypoglycemic;

•                                          Macrilen™ (macimorelin) is administered orally, while the ITT requires an intravenous injection of insulin;

•                                          Macrilen™ (macimorelin) is a more robust test than the ITT leading to evaluable test results;

•                                          Macrilen™ (macimorelin) results are highly reproducible;

•                                          the evaluation of AGHD using Macrilen™ (macimorelin) is less time-consuming and labor-intensive than the ITT; and

•                                          the evaluation can be conducted in the physician’s office rather than in a hospital-like setting.

We believe that approximately 15,000 AGHD tests will be conducted annually, in the U.S., after full market introduction of Macrilen™ (macimorelin). In addition, based on published information from the U.S. Centers for Disease Control and Prevention, different scientific publications and Huron and Navigant Research, we estimate that the total potential U.S. market for AGHD evaluation is approximately 65,000 tests per year, including the evaluation of patients who have suffered traumatic brain injury (“TBI”). In patients with TBI, GHD is frequent and may contribute to cognitive sequelae and reduction in quality of life.  GHD may develop in approximately 28% of TBI victims according to a recent 5 year prospective study.

Development History

The following is a summary of the history of our development of Macrilen™ (macimorelin):

2004 - 2014

•                                          We out-licensed the development compound macimorelin acetate to Ardana Bioscience in 2004. Ardana Bioscience subsequently initiated the clinical development program of macimorelin acetate as an orally active compound intended to be used in the diagnosis of AGHD, however in 2008 Ardana Bioscience filed for bankruptcy so we terminated the license and regained rights to the compound. On October 19th, 2009, we announced that we would continue the macimorelin clinical development program for use in evaluating the AGHD and assumed the sponsorship of the Investigational New Drug Application (IND). On December 20, 2010, we announced we had reached agreement with the FDA on a Special Protocol Assessment (“SPA”) for Macrilen™ (macimorelin), enabling us to complete the ongoing registration study required to gain approval for use in evaluating AGHD. On July 26, 2011, we announced the completion of the Phase 3 study of Macrilen™ (macimorelin) as a first oral product for use in evaluating AGHD and the decision to meet with the FDA for the future filing of an NDA for the registration of Macrilen™ (macimorelin) in the United States. On June 26, 2012, we announced that the final results from a Phase 3 trial for Macrilen™ (macimorelin) showed that the drug is safe and effective in evaluating AGHD. In November 2013, we filed an NDA for Macrilen™ (macimorelin) for the evaluation of AGHD by evaluating the pituitary gland secretion of growth hormone in response to an oral dose of the product. The FDA accepted the NDA for substantive review in January 2014. On November 6, 2014, the FDA informed us, by issuing a Complete Response Letter (“CRL”), that it had determined that our NDA could not be approved in its then present form. The CRL stated that the planned analysis of our pivotal trial did not meet its stated primary efficacy objective as agreed to in the SPA. The CRL further mentioned issues related to the lack of complete and verifiable source data for determining whether patients were accurately diagnosed with AGHD. The FDA concluded that, “in light of the failed primary analysis and data deficiencies noted, the clinical trial does not by itself support the indication.” To address the deficiencies identified above, the CRL stated that we needed to demonstrate the efficacy of Macrilen™ (macimorelin) as a diagnostic test for GHD in a new, confirmatory clinical study. The CRL also stated that a serious event of electrocardiogram QT interval prolongation occurred for which attribution to drug could not be excluded. Therefore, a dedicated thorough

QT study to evaluate the effect of macimorelin on the QT interval would be necessary for FDA clearance and approval.

2015 - present

•                                          Following receipt of the CRL, we assembled a panel of experts in the field of growth-hormone deficiency, including experts in the field from both the United States and the EU. The panel met on January 8, 2015, during which we discussed our conclusions from the CRL, as well as the potential design of a new pivotal study. The panel advised us to continue to seek approval for Macrilen™ (macimorelin) because of their confidence in its efficacy and because there currently is no FDA-approved diagnostic test for AGHD. In parallel, we collected information on timelines and costs for such a study.

•                                          During an end-of-review meeting with the FDA on March 6, 2015, we agreed with the FDA on the general design of the confirmatory Phase 3 study of Macrilen™ (macimorelin) for the evaluation of AGHD, as well as evaluation criteria. We agreed with the FDA that the confirmatory study will be conducted as a two-way crossover with the ITT as the benchmark comparator.

•                                          On April 13, 2015, we announced plans to conduct a new, confirmatory Phase 3 clinical study to demonstrate the efficacy of Macrilen™ (macimorelin) for the evaluation of AGHD, as well as a dedicated thorough QT study to evaluate the effect of Macrilen™ (macimorelin) on myocardial repolarization. The confirmatory Phase 3 clinical study of Macrilen™ (macimorelin), entitled “Confirmatory validation of oral macimorelin as a growth hormone (GH) stimulation test (ST) for the diagnosis of AGHD in comparison with the insulin tolerance test (ITT)”, was designed as a two-way crossover study with the ITT as the benchmark comparator and involved 31 sites in the United States and Europe. The study population was planned to include at least 110 subjects (at least 55 ITT-positive and 55 ITT-negative) with a medical history documenting risk factors for AGHD, and was planned to include a spectrum of subjects from those with a low risk of having AGHD to those with a high risk of having the condition.

•                                          On May 26, 2015, we announced that we had received written scientific advice from the EMA regarding the further development plan, including the study design, for the new confirmatory Phase 3 clinical study of Macrilen™ (macimorelin) for use in evaluating AGHD. As a result of the advice, we believe that the confirmatory Phase 3 study that was agreed with the FDA meets the EMA’s study-design expectations as well, allowing for U.S. and European approval, if the study is successful.

•                                          On November 19, 2015, we announced the enrollment of the first patient in the confirmatory Phase 3 clinical study of Macrilen™ (macimorelin).

•                                          On October 26, 2016, we announced completion of patient recruitment for the confirmatory Phase 3 clinical trial of Macrilen™ (macimorelin) as a growth hormone stimulation test for the evaluation of AGHD. In addition, we completed the dedicated QT study as requested by the FDA in the CRL to evaluate the effect of Macrilen™ (macimorelin) on the QT interval.

•                                          On January 4, 2017, we announced that, based on an analysis of top-line data, the confirmatory Phase 3 clinical trial of Macrilen™ (macimorelin) failed to achieve one of its co-primary endpoints. Under the study protocol, the evaluation of AGHD with Macrilen™ (macimorelin) would be considered successful, if the lower bound of the two-sided 95% confidence interval for the primary efficacy variables was 75% or higher for “percent negative agreement” with the ITT, and 70% or higher for the “percent positive agreement” with the ITT. While the estimated percent negative agreement met the success criteria, the estimated percent positive agreement did not reach the criteria for a successful outcome. Therefore, the results did not meet the pre-defined equivalence criteria which required success for both the percent negative agreement and the percent positive agreement.

•                                          On February 13, 2017, we announced that, after reviewing the raw data on which the top-line data were based, we had concluded that Macrilen™ (macimorelin) had demonstrated performance supportive of achieving FDA registration and that we intended to pursue registration. The announcement set forth the facts on which our conclusion was based. The Company met with the FDA at the end of March 2017 to discuss this position.

•                                         On March 7, 2017, we announced that the Pediatric Committee (“PDCO”) EMA agreed to the Company’s Pediatric Investigation Plan (“PIP”) for Macrilen™ (macimorelin) and agreed that the Company may defer conducting the PIP until after it files a Marketing Authorization Application (“MAA”) seeking marketing authorization for the use of Macrilen™ (macimorelin) for the evaluation of AGHD.

•                                          On July 18, 2017, we were provided a PDUFA date of December 30, 2017 by the FDA.

•                                          On November 27, 2017, the EMA accepted our MMA submission for Macrilen™ (macimorelin).

•                                          On December 20, 2017, the FDA approved the market authorization for Macrilen™ (macimorelin), to be used in the diagnosis of patients with adult growth hormone deficiency (AGHD).

•                                          On January 16, 2018, the Company, through AEZS Germany, entered into a License and Assignment Agreement to carry out development, manufacturing, registration, regulatory and supply chain services for the commercialization of Macrilen™ (macimorelin) in the U.S. and Canada as further described below.

•                                          In the August 2018, Volume 103, Issue 8 edition of The Journal of Clinical Endocrinology and Metabolism, the pivotal Phase 3 data from the macimorelin confirmatory trial was published by Jose M. Garcia, MD, PhD, et al., titled ‘Macimorelin as a Diagnostic Test for Adult GH Deficiency’.

•                                          On November 19, 2018, we announced the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) adopted a positive opinion recommending a marketing authorization for macimorelin.

•                                          On January 16, 2019, the Company announced that the EMA granted marketing authorization for macimorelin.

Macrilen™ (macimorelin) License and Assignment Agreement

On January 16, 2018, the Company, through AEZS Germany, entered into a License and Assignment Agreement with Strongbridge Ireland Limited (“Strongbridge”) to carry out development, manufacturing, registration, regulatory and supply chain services for the commercialization of Macrilen™ (macimorelin) in the U.S. and Canada. This agreement provides (i) for the “right to use” license relating to the Adult Indication; (ii) for the right to acquire a license for the Pediatric Indication if and when the FDA approves a pediatric indication; (iii) that the licensee is to fund 70% of the costs of a pediatric clinical trial submitted for approval to the EMA and FDA (the “PIP”) to be run by the Company with customary oversight from a joint steering committee (the “JSC”); and (iv) the Interim Supply Arrangement.

Effective December 19, 2018, Strongbridge sold the United States and Canadian rights to Macrilen™ (macimorelin) under the License and Assignment Agreement to Novo for a payment plus tiered royalties on net sales and Novo will fund Strongbridge’s Macrilen™ (macimorelin) field organization as a contract field force to promote the product in the United States for up to three years.

(i)                                     Adult Indication

Under the terms of the License and Assignment Agreement, and for as long as Macrilen™ (macimorelin) is patent-protected, the Company will be entitled to a 15% royalty on annual net sales up to $75.0 million and an 18% royalty on annual net sales above $75.0 million. Following the end of patent protection in the United States or Canada for Macrilen™ (macimorelin), the Company will be entitled to a 5% royalty on net sales in that country. In addition, the Company will receive one-time payments ranging from $4.0 million to $100.0 million upon the achievement of commercial milestones going from $25.0 million annual net sales up to $500.0 million annual net sales.

In January 2018, the Company received a cash payment of $24.0 million from Strongbridge and on July 23, 2018, Strongbridge launched product sales of Macrilen™ (macimorelin) in the United States. In 2018, the Company received royalty fees of $183,878 and in the first quarter of 2019 received royalty fees of $12,872 under the License and Assignment Agreement.

(ii)                                  Pediatric Indication

Upon approval by the FDA of a pediatric indication for Macrilen™ (macimorelin), the Company will receive a one-time milestone payment from Novo of $5.0 million.

(iii)                               PIP study

We have initiated an open label, single dose trial to investigate the pharmacokinetics, pharmacodynamics, safety and tolerability of macimorelin in pediatric patients from two to less than 18 years of age with suspected growth hormone deficiency (“GHD”). Under the terms of the License and Assignment Agreement, the licensee will pay 70% and the Company will pay the remaining 30% of the research and development costs associated with the PIP. The Company invoiced $358,000 in 2018 and $307,705 in the first quarter of 2019 as licensee’s share of the costs incurred by the Company under the PIP.

(iv)                              Interim supply arrangement

The Company has agreed to supply ingredients for the manufacture of Macrilen™ (macimorelin) during an interim period at a price that is set ‘at cost’, without any profit margin. The Company invoiced $2,108,000 in 2018 and no amounts in the first quarter of 2019 under an interim supply agreement.

Rest of world commercialization of macimorelin

On January 16, 2019, we announced that the EMA had granted marketing authorization for macimorelin for the diagnosis of AGHD. AGHD may occur in an adult patient who has a history of childhood onset GHD or may occur during adulthood as an acquired condition. Considering a population of 512 million for the European Union and the UK, research based on prevalence suggests that at least 35,000 adults could be afflicted with GHD.  This milestone marks a key development in our European commercialization strategy and we are in discussions with a variety of companies regarding licensing and/or distribution opportunities in the rest of the world.

Special Committee

On March 12, 2019, we announced that our board of directors (the “Board of Directors”) formed a special committee of independent directors (the “Special Committee”) to review strategic options available to the Company. The Special Committee has approved the engagement by the Company of a financial advisor that is working with management to assist the Special Committee and the Board of Directors in considering a wide range of transactions (including opportunities for the license of Macrilen™ (macimorelin)  outside of the United States and Canada), or other monetization transactions relating to Macrilen™ (macimorelin). As of the date hereof, the Special Committee continues to evaluate strategic options but has not recommended that the Company enter into any particular transaction at this time.

Restructuring in Germany

On June 7, 2019, we announced that the Company is reducing the size of its German workforce and operations to more closely reflect the Company’s ongoing commercial activities in Frankfurt. This restructuring will affect eight employees in Frankfurt, Germany and is expected to result in US$773,000 of severance costs that is expected to be paid by January 31, 2020.

Corporate Information

We were incorporated on September 12, 1990 under the Canada Business Corporations Act (the “CBCA”) and continue to be governed by the CBCA. Our registered address is located at 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario, Canada M5L 1B9 c/o Stikeman Elliott, LLP. Our principal executive offices are located at 315 Sigma Drive, Summerville, South Carolina 29486; our telephone number is (843) 900-3223 and our website is www.zentaris.com. None of the documents or information found on our website shall be deemed to be included in or incorporated by reference into this Annual Report on Form 20-F, unless such document is specifically incorporated herein by reference. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

We currently have three wholly owned direct and indirect subsidiaries, Aeterna Zentaris GmbH (“AEZS Germany”), based in Frankfurt, Germany, Zentaris IVF GmbH, a direct wholly owned subsidiary of AEZS

Germany, based in Frankfurt, Germany, and Aeterna Zentaris, Inc., an entity incorporated in the State of Delaware with an office based in Summerville, South Carolina in the U.S.

SECURITIES WE MAY OFFER

The Securities that may be offered from time to time through this Prospectus are:

•                  Common Shares;

•                  Preferred Shares, which we may issue in one or more series;

•                  Rights to purchase Common Shares;

•                  Warrants entitling the holders to purchase Common or Preferred Shares; and

•                  Units.

We will describe the terms of particular Securities that we may offer in the accompanying Prospectus Supplement we will deliver with this Prospectus. This Prospectus may not be used to offer or sell any securities unless accompanied by a Prospectus Supplement. In each Prospectus Supplement we will include, if relevant and material, the following information:

•                  Type and amount of Securities which we propose to sell;

•                  Initial public offering price of the Securities;

•                  Rates and times of payment of interest, dividends, or other payments, if any;

•                  Redemption, conversion, exercise, exchange, settlement, or sinking fund terms, if any;

•                  Ranking;

•                  Voting or other rights, if any;

•                  Conversion, exchange, or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange, or settlement prices or rates in the Securities or other property receivable upon conversion, exchange, or settlement;

•                  Names of the underwriters, agents, or dealers, if any, through or to which we or any selling securityholder will sell the Securities;

•                  Compensation, if any, of those underwriters, agents, or dealers;

•                  Details regarding over-allotment options, if any;

•                  Net proceeds to us;

•                  Information about any securities exchange or automated quotation system on which the Securities will be listed or traded;

•                  Material Canadian and United States federal income tax considerations applicable to the Securities;

•                  Any material risk factors associated with the Securities; and

•                  Any other material information about the offer and sale of the Securities.

In addition, the applicable Prospectus Supplement and any related free writing prospectus may add, update or change the information contained in this Prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital structure consists of an unlimited number of shares of the following classes (all classes are without nominal or par value): Common Shares; and first preferred shares (the “First Preferred Shares”) and second preferred shares (the “Second Preferred Shares” and, together with the First Preferred Shares, the “Preferred Shares”), each issuable in series. As of the date of this Prospectus, there are 16,440,760 Common Shares issued and outstanding. No Preferred Shares have been issued to date.

Common Shares

The holders of the Common Shares are entitled to one vote for each Common Share held by them at all meetings of shareholders, except meetings at which only shareholders of a specified class of shares are entitled to vote. In addition, the holders are entitled to receive dividends if, as and when declared by the Board of Directors on the Common Shares. Finally, the holders of the Common Shares are entitled to receive the remaining property of the Company upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary. Shareholders have no liability to further capital calls as all issued and outstanding shares are fully paid and non-assessable.

Shareholder Rights Plan

The Board of Directors approved a shareholder rights plan of the Company on March 29, 2016, which was approved, ratified and confirmed by the shareholders at the annual and special meeting of shareholders of the Company on May 10, 2016 (the “Existing Rights Plan”). The Existing Rights Plan was implemented to ensure, to the extent possible, that all shareholders of the Company are treated fairly in connection with any take-over bid or other acquisition of control of the Company.

The Board of Directors reviewed the terms of the Existing Rights Plan for conformity with current Canadian securities laws, as well as the evolving practices of public corporations in Canada, with respect to shareholder rights plan design and made some minor amendments thereto as a result.

The Board of Directors determined it appropriate and in the best interests of the shareholders to continue the Existing Rights Plan and approved the amended and restated shareholder rights plan (the “Rights Plan”) on March 26, 2019. The Rights Plan took effect immediately upon receipt of approval of the shareholders of the Company at the annual and special meeting of shareholders held on May 8, 2019.

The fundamental objectives of the Rights Plan are to provide adequate time for our Board of Directors and shareholders to assess an unsolicited take-over bid for us, to provide the Board of Directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made, and to provide shareholders with an equal opportunity to participate in a take-over bid. The Rights Plan encourages a potential acquirer who makes a take-over bid to proceed either by way of a “Permitted Bid,” which requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of our Board of Directors. If a takeover bid fails to meet these minimum standards and the Rights Plan is not waived by the Board of Directors, the Rights Plan provides that holders of Common Shares, other than the acquirer, will be able to purchase additional Common Shares at a significant discount to market, thus exposing the person acquiring Common Shares to substantial dilution of its holdings.

Pursuant to the terms of the Rights Plan, one right was issued in respect of each common share outstanding at 5:01 p.m. on March 29, 2016 (the “Record Time”). In addition, we will issue one right for each additional Common Share issued after the Record Time and prior to the earlier of the Separation Time (as defined in the Rights Plan) and the Expiration Time (as defined in the Rights Plan). The rights have an initial exercise price equal to the Market Price (as defined in the Rights Plan) of the Common Shares as determined at the Separation Time, multiplied by five, subject to certain anti-dilution adjustments (the “Exercise Price”), and they are not exercisable until the Separation Time. Upon the occurrence of a Flip-in Event (as defined in the Rights Plan), each right will entitle the holder thereof, other than an Acquiring Person (as defined in the Rights Plan) or any other person whose rights are or become void pursuant to the provisions of the Rights Plan, to purchase from us, effective at the close of business on the eighth trading day after the Stock Acquisition Date (as defined in the Rights Plan), upon payment to us of the Exercise Price, Common Shares having an aggregate Market Price equal to twice the Exercise Price on the date of consummation or occurrence of such Flip-in Event, subject to certain anti-dilution adjustments.

The Rights Plan is described in detail in Item 10.B. of our most recent Annual Report on Form 20-F.

Preferred Shares

The Preferred Shares are issuable in series with rights and privileges specific to each class. The holders of Preferred Shares are not entitled to receive notice of or to attend or vote at meetings of shareholders. The holders of First Preferred Shares are entitled to preference and priority to any participation of holders of Second Preferred Shares, Common Shares or shares of any other class of shares of the share capital of the Company ranking junior to the First Preferred Shares with respect to dividends and, in the event of the liquidation of the Company, the distribution of its property upon its dissolution or winding-up, or the distribution of all or part of its assets among the shareholders, to an amount equal to the value of the consideration paid in respect of such shares outstanding, as credited to the issued and paid-up share capital of the Company, on an equal basis, in proportion to the amount of their respective claims in regard to such shares held by them. The holders of Second Preferred Shares are entitled to preference and priority to any participation of holders of Common Shares or shares of any other class of shares of the share capital of the Company ranking junior to the Second Preferred Shares with respect to dividends and, in the event of the liquidation of the Company, the distribution of its property upon its dissolution or winding-up, or the distribution of all or part of its assets among the shareholders, to an amount equal to the value of the consideration paid in respect of such shares outstanding, as credited to the issued and paid-up share capital of the Company, on an equal basis, in proportion to the amount of their respective claims in regard to such shares held by them.

Our Board of Directors may, from time to time, provide for additional series of Preferred Shares to be created and issued, but the issuance of any Preferred Shares is subject to the general duties of the directors under the CBCA to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this Prospectus is a part. You should read the warrant and warrant agreement. You should also read the Prospectus Supplement, which will contain additional information and which may update or change some of the information below.

Warrants We May Offer

We may issue warrants for the purchase of Common Shares or Preferred Shares in one or more series. If we offer warrants, we will describe the terms in a Prospectus Supplement (and any free writing prospectus). Warrants may be offered independently, together with other Securities offered by any Prospectus Supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other Securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a Prospectus Supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a Prospectus Supplement:

•                  Title of the warrants;

•                  Aggregate number of warrants;

•                  Price or prices at which the warrants will be offered;

•                  Designation, number, aggregate principal amount, denominations, and terms of the Securities that may be purchased on exercise of the warrants;

•                  Date, if any, on and after which the warrants and the related Securities will be separately transferable;

•                  Purchase price for each security purchasable on exercise of the warrants;

•                  Dates on which the right to purchase certain Securities upon exercise of the warrants will begin and expire;

•                  Minimum or maximum number of Securities that may be purchased at any one time upon exercise of the warrants;

•                  Anti-dilution provisions or other adjustments to the exercise price of the warrants;

•                  Terms of any rights that we may have to redeem or call the warrants;

•                  Effect of any merger, consolidation, sale, or other transfer of our business on the warrants and the applicable warrant agreement;

•                  Name and address of the warrant agent, if any;

•                  Information with respect to book-entry procedures;

•                  A discussion of material Canadian and/or U.S. federal income tax considerations; and

•                  Other material terms, including terms relating to transferability, exchange, exercise, or amendments of the warrants.

Until any warrants to purchase our Securities are exercised, holders of the warrants will not have any rights of holders of the underlying Securities.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any related documents applicable to any units. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this Prospectus is a part. You should read the unit agreement and any related documents. You also should read the Prospectus Supplement, which will contain additional information and which may update or change some of the information below.

We may issue units, in one or more series, consisting of any combination of one or more of the other Securities described in this prospectus. If we offer units, we will describe the terms in a Prospectus Supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a Prospectus Supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a Prospectus Supplement:

•                  Title of the units;

•                  Aggregate number of units;

•                  Price or prices at which the units will be offered;

•                  Currency or currency unit in which the units are denominated;

•                  Designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately;

•                  Effect of any merger, consolidation, sale, or other transfer of our business on the units and the applicable unit agreement;

•                  Name and address of the unit agent, if any;

•                  Information with respect to book-entry procedures;

•                  A discussion of material Canadian and/or U.S. federal income tax considerations; and

•                  Other material terms, including terms relating to transferability, exchange, exercise, or amendments of the units.

The provisions described in this section, as well as those described under “Description of Share Capital” and “Description of Warrants” will apply to each unit and to any Common Shares, Preferred Shares, or warrant included in each unit, respectively.

The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this Prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any Prospectus Supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the Securities offered by this Prospectus. Unless otherwise specified in the applicable Prospectus Supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of Securities for general corporate purposes.

General corporate purposes may include, among other purposes, the funding of a pediatric clinical trial in the E.U. and U.S. for Marcelin™ (macimorelin). We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.  All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds or from the proceeds of any offering under this Prospectus or a Prospectus Supplement. The use of proceeds will be specified in the Prospectus Supplement relating to a particular offering of Securities, as required by applicable securities legislation.

PLAN OF DISTRIBUTION

We may sell the Securities from time to time pursuant to public offerings, negotiated transactions, block trades, sales “at-the-market” to or through a market maker or into an existing trading market, on an exchange or otherwise, or a combination of these methods. We may sell the Securities to or through an underwriter or group of underwriters managed or co-managed by one or more underwriters, or to or through dealers, through agents, directly to one or more investors or through a combination of such methods of sale.

We may distribute Securities from time to time in one or more transactions:

•              at a fixed price or prices which may be changed;

•              at market prices prevailing at the time of sale;

•              at prices related to such prevailing market prices; or

•              at negotiated prices.

Each time we sell Securities a Prospectus Supplement will describe the method of distribution of the Securities and any applicable restrictions.

The Prospectus Supplement or supplements will describe the terms of the offering of the Securities, including:

•              the name or names of the underwriters, placement agents or dealers, if any;

•              the purchase price of the Securities and the proceeds we will receive from the sale;

•              any over-allotment options under which underwriters may purchase additional Securities from us;

•              any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•              any discounts or concessions allowed or reallowed to be paid to dealers (which may be changed at anytime); and

•              any securities exchange or market on which the Securities may be listed or quoted.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this Prospectus and an applicable Prospectus Supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

We may determine the price or other terms of the Securities offered under this Prospectus by use of an electronic auction. We will describe in the applicable Prospectus Supplement how any auction will be conducted to determine the price or any other terms of the Securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Unless stated otherwise in the applicable Prospectus Supplement, the obligations of any underwriters to purchase Securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the Securities if they purchase any of the securities. If underwriters are used in the sale of any Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the Securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the Securities to the dealer as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase Securities from time to time. Unless stated otherwise in the applicable Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of Securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of Securities for whom they may act as agents. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be “underwriters, “ as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related Prospectus Supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable Prospectus Supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase Securities from us at the public offering price set forth in the Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the applicable Prospectus Supplement will set forth the commission payable for solicitation of these contracts.

The Securities we may offer, other than Common Shares, may be new issues of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for any of our Securities. Any underwriter may make a market in these Securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice. Therefore, we cannot give any assurances to you concerning the liquidity of any Security offered by this Prospectus.

In connection with an offering of Securities, underwriters may purchase and sell these Securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through the exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market LLC may engage in passive market making transactions in our Common Shares, Preferred Shares, and warrants, as applicable, on the NASDAQ Stock Market LLC in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the Securities offered under this Prospectus, we may enter into swaps or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer must be fair and reasonable, considering all relevant risks, factors and circumstances.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of dividends (or any other amounts) on the Securities, if any, will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U. S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to any offering of Securities, certain legal matters relating to the offering of the Securities under this Prospectus will be passed upon for us by Stikeman Elliott LLP with respect to matters of Canadian law and by Barnes & Thornburg LLP with respect to matters of U.S. law. In addition, certain legal matters in connection with any offering of Securities under this Prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

EXPERTS

The consolidated financial statements incorporated into this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm,  given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the CBCA. Many of our officers and directors, and some of the experts named in this Prospectus, are residents of Canada or elsewhere outside of the U.S., and a substantial portion of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S. We have been advised by our legal counsel, Stikeman Elliott LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Stikeman Elliott LLP, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as quarterly and current reports, proxy statements and other information and documents that we file with the Canadian securities regulatory authorities, to the SEC, as required. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov.  Those filings are also available to the public on our corporate website at www.zentaris.com.   Information contained on our website is not a part of this Prospectus and the inclusion of our website address in this Prospectus is an inactive textual reference only.  As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com.

This Prospectus Forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding us and our Securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents have been filed with the various securities commissions or similar securities regulatory authorities in Canada and are specifically incorporated by reference into, and form an integral part of, this Prospectus:

•                                                our 2018 Annual Report on Form 20-F for the year ended December 31, 2018, which includes, among other items, (i) our consolidated statements of financial position as at December 31, 2018 and December 31, 2017 and our consolidated statements of changes in shareholders’ (deficiency) equity, comprehensive income (loss) and cash flows for the years ended December 31, 2018, 2017 and 2016 and the report of independent registered public accounting firm dated March 29, 2019 thereon included in Item 18; (ii) management’s annual report on internal control over financial reporting included in Item 15, and  (iii) Management’s Discussion and Analysis included in “Item 5.—Operating and Financial Review and Prospects”;

•                                          a management information circular dated March 26, 2019 in connection with an annual and special meeting of shareholders held on May 8, 2019, included as Exhibit 99.3 to a Report on Form 6-K furnished to the SEC on April 1, 2019;

•                                          unaudited condensed interim consolidated financial statements as at March 31, 2019 and for the three-month periods ended March 31, 2019 and March 2018, included as Exhibit 99.1 to a Report on 6-K furnished to the SEC on May 7, 2019;

•                                          management’s discussion and analysis for the first quarter of 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on May 7, 2019;

•                                          the results of the annual and special shareholders’ meeting held on May 8, 2019, included as Exhibit 99.1 to a Report on 6-K furnished to the SEC on May 9, 2019;

•                                          the Amended and Restated Shareholder Rights Plan Agreement (amending and restating the Shareholder Rights Plan dated March 29, 2016) between the Company and Computershare Trust Company of Canada dated as of May 8, 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on May 9, 2019;

•                                          a material change report dated June 7, 2019 in connection with the reduction of our German workforces and operations, included as Exhibit 99.1 to a Report on Form 6-K furnished to the SEC on June 10, 2019;

•                                          Annual Report on Form 20-F/A filed with the SEC on July 26, 2019, to amend our previously filed Annual Report on Form 20-F filed on April 1, 2019; and

•                                          to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this Prospectus.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K furnished by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this Prospectus and deemed to be a part hereof after the date of this Prospectus but before the termination of the offering by this Prospectus.

We will provide each person to whom this Prospectus is delivered a copy of the information that has been incorporated into this Prospectus by reference but not delivered with the Prospectus (except exhibits, unless they are specifically incorporated into this Prospectus by reference). You may obtain copies of these documents, at no cost, by writing or telephoning us at:

Aeterna Zentaris Inc.
Attention: Investor Relations
315 Sigma Drive
Summerville, South Carolina
USA, 29486
Tel. (843) 900-3223

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

Upon a new annual information form or annual report on Form 20-F and the related audited annual consolidated financial statements together with the auditors’ report thereon and management’s discussion and analysis related thereto being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form or annual report on Form 20-F, the previous audited annual consolidated financial statements and all interim financial statements, annual and quarterly management’s discussion and analyses, material change reports and business acquisition reports filed by us prior to the commencement of our financial year in which the new annual information form or annual report on Form 20-F was filed, no longer shall be deemed to be incorporated by reference into this Prospectus for the purpose of future offers and sales of Securities hereunder.

One or more Prospectus Supplements containing the terms of an offering of Securities and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

A Prospectus Supplement containing any additional or updated information that we elect to include therein will be delivered with this Prospectus to purchasers of Securities who purchase such Securities after the filing of this Prospectus and shall be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 124 of the Canada Business Corporations Act (the “CBCA”), the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity. The registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the registrant or other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the registrant as a matter of right if he or she was not judged by the Court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above. The registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

In accordance with the provisions of the CBCA described above, the by-laws of the registrant provide that the registrant shall indemnify a director or officer of the registrant, a former director or officer of the registrant or a person who acts or acted at the registrant’s request as a director or officer of a body corporate of which the registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, losses, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the registrant or such body corporate, if: (a) the person acted honestly and in good faith with a view to the best interests of the registrant and (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that their conduct was lawful. The registrant may indemnify from time to time any director or other person who has assumed or is about to assume in the normal course of business any liability for the registrant or for any corporation controlled by the registrant, and to secure such director or other person against any loss by the pledge of all or part of the movable or immovable property of the registrant through the creation of a hypothec or any other real right in all or part of such property or in any other manner.

The by-laws of the registrant also provide that the registrant may, to the extent permitted by the CBCA Canada Business Corporations Act, purchase and maintain insurance for the benefit of any person referred to above against any such liability as the Board of Directors may from time to time determine.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The registrant has also agreed to indemnify and save harmless the directors and its senior corporate officers as well as the managing director of its German subsidiary pursuant to various Director and Officer Indemnification Agreements against certain charges, damages, awards, settlements, liabilities, interest, judgments, fines, penalties, statutory obligations, professional fees and retainers and other expenses of whatever nature or kind, provided that any such costs, charges, professional fees and other expenses are reasonable (collectively, “Expenses”) and from and against all Expenses sustained or incurred by the indemnified party as a result of serving as a director, officer or employee of the registrant in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted, omitted or acquiesced in by the indemnified party as a director, officer or employee of the registrant. The form of Director and Officer Indemnification Agreement has been furnished to the SEC as Exhibit 99.1 to the registrant’s Report on Form 6-K dated October 21, 2016.

ITEM 9.        EXHIBITS

See Exhibit Index following the signature pages of this registration statement.

ITEM 10.      UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a further post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to the registration statement to include any financial statements required by Item 8. A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(b)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)           The undersigned registrant hereby undertakes that:

(i)            For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(ii)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Underwriting Agreement.
4.1		Restated Certificate of Incorporation and Restated Articles of Incorporation of the Registrant.
4.2		Certificate of Amendment and Articles of Amendment of the Registrant dated October 2, 2012.
4.3		Certificate of Amendment and Articles of Amendment of the Registrant dated November 17, 2015.
4.4		Amended and Restated By-Law One of the Registrant.
4.5

Amended and Restated Shareholder Rights Plan Agreement between the Registrant and Computershare Trust Company of Canada, as Rights Agent, dated as at May 8, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the SEC on May 9, 2019).

4.6	*	Form of Amendment to Certificate of Incorporation Creating New Series of Preferred Shares.
4.7	*	Specimen Certificate for Preferred Shares.
4.8	*	Form of Common Shares Warrant Agreement (including form of Warrant Certificate).
4.9	*	Form of Preferred Shares Warrant Agreement (including form of Warrant Certificate)
4.10	*	Form of Unit Agreement.
5.1		Opinion of Stikeman Elliott LLP.
23.1		Consent of Stikeman Elliott LLP (included in Exhibit 5.1).
23.2		Consent of PricewaterhouseCoopers LLP.
24.1		Power of Attorney (included on the signature pages to this Registration Statement).

*                 To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, South Carolina, on August 1, 2019.

AETERNA ZENTARIS INC.

By:	/s/ MICHAEL V. WARD
	Name:	Michael V. Ward
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael V. Ward and Leslie Auld, either of whom may act without the joinder of the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form F-3 (including any subsequent registration statement for the same offering which may be filed under the Securities Act of 1933), and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated below on August 1, 2019.

Signature	Title

/s/ MICHAEL V. WARD	President and Chief Executive Officer (Principal
Michael V. Ward	Executive Officer)

/s/ LESLIE AULD	Senior Vice President, Chief Financial Officer
Leslie Auld	(Principal Financial Officer and Principal Accounting Officer)

/s/ CAROLYN EGBERT	Director and Chair of the Board
Carolyn Egbert

/s/ GÉRARD LIMOGES	Director
Gérard Limoges

/s/ ROBIN SMITH HOKE	Director
Robin Smith Hoke

/s/ BRENT NORTON	Director
Brent Norton

/s/ JONATHAN POLLACK	Director
Jonathan Pollack

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form F-3, solely in the capacity of the duly authorized representative of Aeterna Zentaris Inc. in the United States, on August 1, 2019.

AETERNA ZENTARIS INC.

By:	/s/ MICHAEL V. WARD
	Name:	Michael V. Ward
	Title:	Authorized Signatory